LINE OF CREDIT

This Line of Credit (the “Line of Credit”), dated as of September 27, 2018 (the “Effective Date”), is entered into by and between Good Gaming, Inc., a Nevada company (the “Company”), and ViaOne Services, LLC, a Texas Limited Liability Corporation (“ViaOne”).

RECITALS

A.       ViaOne has previously made loans to the Company totaling $1,101,576.65 (the “Existing Loans”)

B.       The Company has an immediate need for additional capital and has asked ViaOne to make a new loan(s) in an initial amount of $25,000 on the date hereof (the “New Loan”);

C.       The Company may need additional capital and ViaOne has agreed to enter into this Line of Credit to provide for such additional loans, although ViaOne shall have no obligation to make any additional loans; and

D.       ViaOne and the Company wish to memorialize the New Loan with a promissory note in the form of Exhibit “A” attached hereto (the “New Note”) and provide that any further New Loans shall be memorialized in a promissory note with substantially the same terms as the New Note and shall be secured by all of the assets of the Company, as set forth in the Security Agreement attached as Exhibit “B” hereto;

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       The New Note.

(a)       Issuance of the New Note. On the date hereof, the Company shall issue ViaOne a promissory note in the principal amount of $25,000 representing the New Note.

(b)       Additional Loans. On or before the Effective Date, the Company may request in writing to ViaOne that it loan the Company additional sums of up to $250,000 and within five days of such request(s), ViaOne shall have the right, but not an obligation, to make additional loans to the Company and the Company shall in turn immediately issue a Note in the amount of such loan.

(c)       Use of Proceeds; Note Repayment. The proceeds of the sale and issuance of the New Note shall be used by the Company solely for the operating expenses of the Company.

(d)       Security Agreement. In consideration for making the New Loan, the Company will enter into a security agreement whereby ViaOne will receive a senior security interest in all of the assets of the Company.

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2.       Representations and Warranties of the Company. The Company represents and warrants to ViaOne that:

(a)       Due Incorporation, Qualification, etc. The Company i) is a company duly organized, validly existing and in good standing under the laws of the State of Nevada; ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted or as currently contemplated to be conducted; and iii) is duly qualified, licensed to do business and in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b)       Authority. The execution, delivery and performance by the Company of this Line of Credit and the New Note and Security Agreement (the “Transaction Documents”) to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company and the members of the Company, as required.

(c)       Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)       Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Articles of Incorporation (as of the date of this Line of Credit, the “Charter Documents”) or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other any Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. For the purposes of this Line of Credit, “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Line of Credit, “Lien” shall mean any lien, pledge, charge, claim, mortgage, restriction on transfer, security interest or other encumbrance of any sort.

(e)       Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders, interest holders, managers, directors or other representatives or agents of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Line of Credit.

(f)       No Violation or Default. Except as disclosed in the Company’s SEC filings, the Company is not in violation of or in default in any material respect with respect to (i) its Charter Documents or any judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g)       Litigation. To the Knowledge of the Company, except as disclosed in the Company’s SEC filings no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending against the Company at law or in equity in any court or before any other governmental authority that (i) if adversely determined would (alone or in the aggregate) result in a material liability or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the transactions contemplated hereby.

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(h)       Title. The Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all real properties and good title to other material assets and material properties owned or leased by the Company as of the date hereof and set forth on Schedule 2(h) attached hereto. Such assets and properties are subject to no Lien other than any Lien arising or permitted under the Transaction Documents.

(i)       Indebtedness. Other than as set forth in the Company’s SEC filings, the Company has no Indebtedness. For purposes of this Line of Credit, “Indebtedness” shall mean all liabilities and obligations, including any applicable penalties (including with respect to any prepayment thereof), interest and premiums, without duplication, (a) for borrowed money; (b) evidenced by notes, bonds, debentures, letters of credit or similar instruments; (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business); or (d) under capital leases.

(j)       Accuracy of Information Furnished. None of the representations and warranties made in this Line of Credit or in the other certificates, statements, schedules, exhibits or other documents furnished to ViaOne by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)       Compliance with Laws. The Company and all assets and properties of the Company have materially complied with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

3.       Representations and Warranties of ViaOne. ViaOne represents and warrants to the Company upon the acquisition of the New Note as follows:

(a)       Due Formation, Qualification, etc. ViaOne (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Texas; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted or as currently contemplated to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on ViaOne.

(b)       Authority. The execution, delivery and performance by ViaOne of each Transaction Document to be executed by ViaOne and the consummation of the transactions contemplated thereby (i) are within the power of ViaOne and (ii) have been duly authorized by all necessary actions on the part of ViaOne.

(c)       Binding Obligation. ViaOne has full legal capacity, power and authority to execute and deliver this Line of Credit and to perform its obligations hereunder. This Line of Credit and the Transaction Documents constitute valid and binding obligations of ViaOne, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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4.       Conditions to Closing of ViaOne. ViaOne’s obligations pursuant to this Line of Credit are subject to the fulfillment, to the reasonable satisfaction of ViaOne, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by ViaOne:

(a)       Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct when made, and shall be true and correct on the date hereof.

(b)       Consents. The Company shall have received all consents and approvals from any other Person, including, without limitation, from the members and/or the managers of the Company, and any applicable waivers of any and all rights necessary for the execution by the Company of this Line of Credit and the Transaction Documents.

(c)       Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the New Note.

(d)       Legal Requirements. At the Closing, the sale and issuance by the Company and the purchase by ViaOne, of the New Note shall be legally permitted by all laws and regulations to which ViaOne or the Company are subject.

(e)       Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to ViaOne.

(f)       Transaction Documents. The Company shall have duly executed and delivered, or shall have caused to be executed and delivered, to ViaOne the following Transaction Documents:

(i)	This Line of Credit;

(ii)	The New Note; and

(iii)	The Security Agreement.

5.       Conditions to Obligations of the Company. The Company’s obligation to issue the New Note is subject to the fulfillment, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)       Representations and Warranties. The representations and warranties made by ViaOne in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the date hereof.

(b)       Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities. At the Closing, the sale and issuance by the Company of the New Note shall be legally permitted by all laws and regulations to which ViaOne or the Company are subject.

6.       Miscellaneous.

(a)       Waivers and Amendments. Any provision of this Line of Credit may be amended, waived or modified only upon the written consent of the Company and ViaOne.

Financing Statement: The Company hereby consents to the filing of a UCC-1 financing statement in favor of ViaOne evidencing a security interest in all of the assets of the Company.

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(b)       Governing Law; Venue. This Line of Credit and all actions arising out of or in connection with this Line of Credit shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The parties hereby submit to the exclusive jurisdiction of the courts of the State of Pennsylvania and the federal courts of the United States located in Pennsylvania.

(c)       Survival. The representations, warranties, covenants and agreements made herein and in the Transaction Documents shall survive the execution and delivery of this Line of Credit.

(d)       Successors and Assigns. The rights and obligations of the Company and ViaOne shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties except that the Company shall not assign any of its rights hereunder without the express written consent of ViaOne.

(e)       Registration, Transfer and Replacement of the New Note. The New Note shall be registered on the books and records of the Company. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the New Note. Prior to presentation of the New Note, as the case may be, for registration of transfer, the Company shall treat the Person in whose name a given Note is registered as the owner and holder of the New Note for all purposes whatsoever, whether or not the New Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in the New Note, ViaOne, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more New Note(s), and with respect to a given Note, each in the principal requested by ViaOne, dated the date to which interest shall have been paid on the New Note so surrendered or, if no interest shall have yet been so paid, dated the date of the New Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the New Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the New Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a New Note executed in the same manner as the New Note being replaced, with the New Note in the same principal amount as the unpaid principal amount of the New Note and dated the date to which interest shall have been paid on the New Note or, if no interest shall have yet been so paid, dated the date of the New Note.

(f)       Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of ViaOne. The rights, interests or obligations hereunder may be assigned by operation of law or otherwise, in whole or in part, by ViaOne.

(g)       Entire Agreement. This Line of Credit together with the other Transaction Documents constitute and contain the entire agreement among the Company and ViaOne and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)       Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed, emailed or delivered to each party, at the addresses of record for such entities.

(i)       Expenses. All expenses incurred in connection with this Line of Credit and the other Transaction Documents shall be the obligation of the party incurring such fees.

(j)       Severability of this Line of Credit. If any provision of this Line of Credit shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)       Counterparts. This Line of Credit may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy, .pdf scan or other reproduction of this Line of Credit may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

(Signature Page Follows)

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The parties have caused this Line of Credit to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

VIAONE SERVICES LLC

By:	/s/ Dave Dorwart
Name:	Dave Dorwart
Managing Member

GOOD GAMING, INC.

By:	/s/ Domenick Fontana
Name:	Domenick Fontana
Title:	CFO

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Exhibit A NEW NOTE

PROMISSORY NOTE

$25,000	Date: September 30, 2018

This Secured Promissory Note (this “Note”) is made as of September 30, 2018, by Good Gaming, Inc., a Nevada Company (“Borrower”) in favor of ViaOne Services, LLC (the “Lender”). This Note is being issued pursuant to the Line of Credit among the Borrower and the Lender dated September 27, 2018 (the “Line of Credit”). Capitalized terms used herein but not otherwise defined herein have the meaning assigned to them in the Line of Credit.

For value received, Borrower promises to pay the Lender the principal sum of $25,000 (the “Initial Principal Amount”), plus interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms of the Line of Credit subject to amount of this Note being higher as provided in paragraph 2 of this Note. This Note is subject to all the terms and conditions of the Line of Credit.

1. TERMS OF REPAYMENT

(a)       Interest Payments. Interest shall accrue from September 30, 2018. The Maturity Date of this Note is the earlier of (a) September 30, 2019, which date may be extended at the discretion of the Lender and (b) the effective date of any other termination or cancellation of Lender’s commitment to lend under the Line of Credit.

(b)       Principal Payments. The outstanding principal of the Loan shall be due and payable on the Maturity Date.

(c)       Voluntary Prepayments. After giving Lender advance written notice of the intent to prepay, at any time after the date hereof, Borrower may voluntarily prepay all or any part of the Loan at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by the Lender by 12:00 noon on the Business Day of a prepayment and (iii) unless otherwise agreed to by the Lender, all accrued interest on the principal being prepaid must also be paid in full, to the date of such prepayment. Each notice of prepayment shall specify the prepayment date and amount(s) of such prepayment and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein.

(d)       Interest Rate. Interest on the unpaid principal and interest of this Note shall accrue at a rate of 8.0% per annum. Unpaid principal and interest after the Maturity Date shall accrue interest at a rate of 18% annually until paid

(e)       Interest Calculations. All payments of interest shall be calculated on the basis of actual number of days (including the first (1st) day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days. All interest rate determinations and calculations by the Lender shall be conclusive and binding absent manifest error.

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(f)       Maximum Interest Rate. If it shall be found that any interest or other amount deemed interest under the Transaction Documents violates the applicable law governing usury, the applicable rate of interest due shall automatically be lowed to equal the maximum rate of interest permitted under applicable law.

(g)       Order of Application. Payments and prepayments of the Loan shall be applied first, to fees, including collection costs, if any, second, the outstanding principal due on the Loan and then to the accrued but unpaid interest due on the Loan.

2.       INCREASE OF THIS NOTE. The amount of this Note may be increased from time to time as provided in the Line of Credit and in such event, the Borrower shall reflect such increase on Schedule A to this Note and as a result the outstanding amount of the this Note may be more than set forth on the first page to this Note.

3. EVENT OF DEFAULT

The occurrence of any of the following shall constitute an Event of Default:

(a)       the Borrower shall default in any payment of principal and/or accrued interest on this Note when due; or

(b)       the Borrower shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Borrower under the Transaction Documents and/or this Note (other than for non-payment, which is covered under clause (a) and such failure shall continue uncured for a period of ten (10) business days after receiving a notice from the Lender of such failure; or

(c)       the Borrower shall (a) become insolvent; (b) admit in writing its inability to pay its debts generally as they mature; (c) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (d) apply for or consent to the appointment of a trustee, liquidator, receiver or similar official for it or for a substantial part of its property or business; or

(d)       a trustee, liquidator or receiver shall be appointed for the Borrower or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(e)       any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Borrower and shall not be dismissed within thirty (30) days thereafter; or

(f)       the Borrower shall sell or otherwise transfer all or substantially all of his assets or shall enter into an agreement to do so; or

(g)       bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Borrower and, if instituted against the Borrower shall not be dismissed within thirty (30) days after such institution, or the Borrower shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

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(h)       the Borrower shall fail to pay when due or otherwise be in material default of any of its indebtedness that gives the holder thereof the right to accelerate such indebtedness; or

(i)       except for the events covered by clauses (a),(b) or (h), any default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the Borrower or any subsidiary of the Borrower is obligated.

4. REMEDIES UPON AN EVENT OF DEFAULT.

(a)        Event of Default. Upon the occurrence of Event of Default and anytime thereafter and during the continuance of such Event of Default, Lender may at its option by written notice to the Borrower: declare the entire principal amount of the New Note, together with all accrued interest thereon immediately due and payable.

(b)       Collection Costs. If any payment obligation under this Note is not paid when due, Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

(c)       Borrower Waivers. To the extent permitted by all Legal Requirements, the Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its respective liability with respect to the Note (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Note (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Loan (or any part thereof). No delay in enforcing any right of Lender under this Note, or assignment by Lender of this Note, failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment, or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to the Borrower. All rights of Lender under this Note are cumulative and may be exercised concurrently or consecutively at Lender’s option.

(d)       Rights under the Security Agreement. The obligations of the Borrower under this Note are secured by all of the assets of Borrower as set forth in the Security Agreement dated even date herewith.

5.       SEVERABILITY OF PROVISIONS. If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

6.       MISCELLANEOUS. All payments of principal and interest on this Note shall be paid in the legal currency of the United States, and all payments shall be made by wire transfer. Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

7.       GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Line of Credit has been executed and delivered in the manner prescribed by law as of the date first written above.

BORROWER:

GOOD GAMING, INC.

By:	/s/ Domenick Fontana
Domenick Fontana, CFO

VIAONE SERVICES, LLC

By:	/s/ David Dorwart
David Dorwart, Managing Member

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Schedule A

Additional Loans

Date of Additional Loan	Amount of Additional Loan	Total Amount outstanding under the Line of Credit including the Additional Loan

The undersigned certify that the Amount of the Additional Loan and the total Amount Outstanding under the Line of Credit are accurate.

Good Gaming, Inc.

By:
Domenick Fontana

ViaOne Services, LLC

By:
Dave Dorwart

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Exhibit B

SECURITY AGREEMENT

On this 27th day of September, 2018, Good Gaming, Inc. (“Debtor”), for valuable consideration, receipt of which is acknowledged, grants to ViaOne Services, LLC (“Secured Party”) a security interest in the following property of Debtor (the “Collateral”):

All of the Assets of the Company including but not limited to its cash on hand, inventory, account receivable, notes receivable, real property, intellectual products and the proceeds of any sale thereof to secure payment of the following obligations of Debtor to Secured Party (the “Obligations”):

Any indebtedness: owed under the New Notes dated the date hereof and issued pursuant to the Line of Credit dated the date hereof.

1.        Warranties and Covenants of Debtor. Debtor warrants and covenants that:

(a)       No other creditor has a security interest in the Collateral.

(b)       Debtor is the owner of the Collateral free from any adverse lien or encumbrance except this lien.

(c)       Debtor will defend the Collateral against all claims of other persons.

(d)       Debtor will immediately notify the Secured Party in writing of any change in name or address.

(e)       Debtor will do all such things as Secured Party at any time or from time to time may reasonably request to establish and maintain a perfected security interest in the Collateral.

(f)       Debtor will pay the cost of filing this Line of Credit in all public offices where recording is deemed by Secured Party to be necessary or desirable. A photographic or other reproduction of this Line of Credit is sufficient as a financing statement.

(g)       Debtor will not transfer or encumber the Collateral without the prior written consent of Secured Party.

(h)        Debtor will keep the Collateral insured against risk of loss or damage upon such terms as Secured Party may reasonably require.

(i)        Debtor will keep the Collateral free from any adverse lien and in good repair, will not waste or destroy the Collateral, and will not use the Collateral in violation of any law or policy of insurance. Secured Party may examine and inspect the Collateral at any reasonable time.

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(j)        Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Line of Credit or upon any note evidencing the Obligations.

2.       Additional Rights. Secured Party may discharge liens placed on the Collateral, may place and pay for insurance on the Collateral upon failure by the Debtor to do so, and may pay for the maintenance, repair, and preservation of the Collateral. To the extent permitted by applicable law, Debtor agrees to reimburse Secured Party on demand for any payment under this authorization.

3.        Events of Default. Debtor shall be in default under this Line of Credit upon the occurrence of any of the following events or conditions: (a) the failure to perform any of the obligations under the Transaction Documents; (b) the loss, theft, substantial damage, destruction, transfer or encumbrance of the Collateral; (c) the making of any levy, seizure or attachment upon the Collateral; or (d) the filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, the appointment of a receiver of any part of the property of Debtor, or any assignment by Debtor for the benefit of creditors.

4.        Remedies. UPON DEFAULT AND AT ANY TIME THEREAFTER, SECURED PARTY MAY DECLARE ALL OBLIGATIONS IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE OF TENNESSEE.

SECURED PARTY:		DEBTOR:

ViaOne Services, LLC		Good Gaming, Inc.

By:	/s/ David Dorwart	By:	/s/ Domenick Fontana

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